UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2019 (June 28, 2019)

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

1351 Holiday Square Blvd. Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2019, Globalstar, Inc. (the “Company” or “Globalstar”) entered into a Subordinated Loan Agreement (the “Loan Agreement”), effective as of June 28, 2019, with Thermo Funding Company LLC (“Thermo”), and certain other unaffiliated parties (together with Thermo, the “Lenders”). Under the Loan Agreement, the Lenders agreed to lend $62 million to the Company for the purpose of funding, among other things, a June 30, 2019 scheduled payment under the Company’s Facility Agreement with BNP Paribas, as Security Agent and BPIFAE Agent, and others dated as of June 5, 2009 and as most recently amended and restated on June 30, 2017 (the “Facility Agreement”). Globalstar’s indebtedness to the Lenders is subordinated to all obligations of the Company under the Facility Agreement.

Pursuant to the terms of the Loan Agreement, the loan thereunder will accrue interest at the rate of 15% per annum, which interest will be capitalized and added to the outstanding principal amount of the loan in lieu of cash payments. Payments to the Lenders will be made only when permitted under the Facility Agreement. The loan becomes due and payable on December 31, 2023, or upon any acceleration of the maturity of the loan under the Loan Agreement. The Loan Agreement also contains an affirmative covenant requiring the Company to use reasonable best efforts to either (i) refinance its obligations under the Facility Agreement and the Loan Agreement in full or (ii) refinance its obligations under the Loan Agreement and obtain a corresponding amendment of the Facility Agreement to permit such refinancing. In addition, in the event the Company’s obligations under the Loan Agreement have not been refinanced within 120 days of the date of the Loan Agreement, the Company is required to use its reasonable best efforts to issue and do all things to facilitate the issuance of registered warrants exercisable for shares of common stock in the Company to the Lenders in such amounts and on such terms and the Company and the Lenders shall agree.

Globalstar and Thermo are party to a certain Amended and Restated Loan Agreement dated as of July 31, 2013 (the “Existing Thermo Loan”). Thermo has agreed to subordinate the Company’s obligations under the Existing Thermo Loan to the Company’s obligations under the Loan Agreement.

The Company’s Board of Directors considered the Loan Agreement and the related transactions and unanimously concluded that they constitute a “Permitted Financing” under Article Eleventh of the Second Amended and Restated Certificate of Incorporation of the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ David B. Kagan
David B. Kagan
Chief Executive Officer

Date: July 2, 2019